Exhibit 10.3

LAB LEASE AGREEMENT

between

RJ EQUITIES LP

(Landlord)

and

COGNITITION THERAPEUTICS, INC.

(Tenant)

Dated: January 20th, 2015

-i-

-ii-

OFFICE LEASE AGREEMENT

This Office Lease Agreement (the “Lease”) is made this _ day of January, 2015 (the “Effective Date”), by and between RJ EQUITIES LP, a Pennsylvania limited partnership (“Landlord”) and COGNITION THERAPEUTICS, INC., a Delaware colporation (“Tenant”).

ARTICLE 1. BASIC TERMS

For the purposes of this Lease, the following terms shall have the meanings set forth below:

(a)	Landlord:	RJ EQUITIES LP, a Pennsylvania limited partnership

(b)	Tenant:	COGNITION THERAPEUTICS, INC., a Delaware corporation

(c)	Premises:

Suites 261, 263, and certain shared lab space all of which is located on the second floor of the commercial building (the “Building”) situated at 2403 Sidney Street, Pittsburgh, PA 15203 (the ”Development”) and as outlined on the Diagram of Development attached hereto as Exhibit “A”. The Premises contains approximately 3,706 rentable square feet as depicted on the floor plan attached hereto as Exhibit “B” (and which, for informational purposes only, is allocated as follows: 1,577 sq. ft. for Suite 263; 1,472 sq. ft. for Suite 261; and 657 sq. ft. for the lab space).

(d)	Commencement Date:	February 1, 2015.

(e)	Initial Lease Term:	Three (3) years.

(f)	Termination Date:	January 31, 2018, subject to extension in accordance with this Lease.

(g)	Extension Term:	One (l) additional term of two (2) years.

(h)	Base Rent:	$85,238.00 per year / $7,103.17 per month.

(i)	Base Year for Real Estate Taxes:	2009.

(j)	Base Year for Operating Costs:	2009.

(k)	Approximate rentable area of the Premises:	3,706.

(l)	Approximate rentable area of the Building:	221,000.

(m)	Tenant's Proportionate Share:	1.68%.

(n)	Security Deposit:	N/A.

(o)	Permitted Uses:	Lab Space and office use.

(p)	Notification Addresses:

		Landlord:	RJ Equities LP 2403 Sidney Street, Suite 200 Pittsburgh, PA 15203 Attn: Ronald J. Tarquinio
		Tenant:	Cognition Therapeutics, Inc. 2403 Sidney Street, Suite 261 Pittsburgh, PA 15203 Attn: President

(p)	Parking:

Tenant shall be provided, at no additional charge, nine (9) nonexclusive parking spaces. Fifteen (15) visitor parking spaces are available, at no additional charge, for Tenant's guests for visits of two (2) hours or less.

ARTICLE 2. PREMISES

Landlord, for and in consideration of the Rent (as defined below) to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby lease, demise and let unto Tenant the Premises, together with a non-exclusive license (in common with others), to use the common areas of the Building and the Development. Landlord reserves unto itself, however, the use of the roof, exterior walls and the area above and beneath the Premises, together with the right to install, maintain, use, repair and replace exterior windows and doors, pipes, ducts, conduits, wires and structural elements leading through the Premises in locations and in such a manner which shall not materially or adversely interfere with Tenant's use or occupancy thereof. In addition, Tenant shall have the right to maintain Tenant's existing signage at the Development as of the Effective Date.

ARTICLE 3. TERM AND COMMENCEMENT

(a)Term and Confirmation. The term of this Lease shall commence on the Commencement Date set forth in Article 1(d) and end on the Tennination Date set forth in

Article 1(f), unless extended or sooner terminated as provided herein, subject to adjustment as provided below and the other provisions hereof. If the Commencement Date is postponed as provided below, the Termination Date set forth in Article 1 shall be adjusted accordingly. Tenant shall execute a confirmation of the Commencement Date and other factual matters in such form as Landlord may reasonably request within ten (10) days after requested by Landlord following the Commencement Date; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord's confirmation. If Tenant disagrees with Landlord's adjustment of the Commencement Date, Tenant shall pay Rent and perform all other obligations commencing on the date as determined by Landlord, subject to refund or credit when the matter is resolved.

(b)Commencement Delays. The Commencement Date, Rent and Tenant's other obligations shall be postponed to the extent Tenant is unable to occupy the Premises because Landlord fails: (i) to substantially complete any improvements to the Premises required to be performed by Landlord under this Lease, except to the extent that Tenant, its contractors, agents or employees in any way contribute to such failure, or (ii) to deliver possession of the Premises for any other reason, including holding over by prior occupants. If Landlord so fails for a ninety (90) day initial grace period, Tenant shall have the right to terminate this Lease by notice within ten (10) days. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the postponement of Rent or termination of this Lease in accordance with the preceding sentence.

(c)Extension Terms. Provided that no event of default by Tenant has occurred hereunder, Tenant shall have one (1) option to extend the Lease Term (the “Extension Option”) for one additional period of two (2) years (the “Extension Term”). In order to exercise the Extension Option, Tenant shall provide to Landlord written notice nine (9) months prior to the expiration of the Lease Term. All of the terms and conditions of this Lease shall apply to the Extension Tem, including without limitation, the payment of additional rent as contemplated under Article 6 hereof, except that (i) Base Rent for the Extension Term shall be equal to the Fair Market Rental Value (as hereinafter defined) for the Premises as of the commencement of the Extension Term, and (ii) the Tenant shall accept the Premises in its then “As-Is” condition. For purposes hereof, the term “Fair Market Rental Value” shall mean the then current market rental rate for comparable buildings in Pittsburgh, Pennsylvania, as reasonably determined by Landlord, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI); (iii) rent abatement provisions reflecting free rent and/or no rent during the Lease term; (iv) length of Lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space. The Landlord shall determine the Fair Market Rental Value by using Landlord's good faith judgment and shall provide written notice of such amount within thirty (30) days after the Tenant has notified the Landlord of the exercise of the Extension Option. The Tenant shall have ten (10) days after the receipt of such notice of the proposed Fair Market Rental Value within which to reject such rent. In the event Tenant fails to reject such proposed Fair Market Rental Value, by written notice delivered to Landlord within such ten (10) day period, then such proposal shall be deemed accepted and shall be the Base Rent applicable during the Extension

Term. If Tenant timely rejects such proposed Fair Market Rental Value, then the Tenant's notice to Landlord shall specify that Tenant has elected to terminate the exercise of the Extension Option, whereupon such termination, the Extension Option shall be null and void for all purposes and the parties shall have no further obligation with respect thereto. The Extension Option is personal to Tenant and may be exercised only by Tenant while it occupies the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any other person or entity. If the Tenant fails to timely exercise the Extension Option, then the Extension Option shall automatically expire, Tenant shall no longer have the right to exercise the Extension Option and this section shall be of no further force or effect.

ARTICLE 4. CONSTRUCTION OF PREMISES

Tenant confirms that (1) it has inspected the Premises and accepts the same in its existing “AS IS” condition, and (2) no repair, work, alterations or remodeling of the Premises is required to be done by Landlord as a condition of this Lease.

ARTICLE 5. BASE RENT

(a)Base Rent. Tenant shall pay to Landlord Base Rent, payable in advance without demand on the first day of each calendar month throughout the Term; provided, that Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes and delivers this Lease.

(b)Additional Rent. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant to Landlord in addition to the Base Rent herein reserved, and said additional amount so to be paid is not designated as “additional rent”, then said amount shall nevertheless, at the option of Landlord, be deemed “additional rent” and collectible as such, but nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Nonpayment of additional rent beyond the expiration of applicable notice and/or cure periods shall constitute a default under this Lease to the same extent, and shall entitle the Landlord to the same remedies, as nonpayment of Base Rent. Where no time limit for payment is otherwise stated in the specific Lease provision applicable thereto, any such obligation shall be due and payable within fifteen (15) days following Tenant's receipt of a written statement showing in reasonable detail the basis for the amount claimed. Base Rent and additional rent are sometimes hereinafter referred to as “Rent”.

(c)Payments. All payments of Rent shall be paid when due without any deduction, recoupment, set-off or counterclaim (except as otherwise set forth in this Lease) at the principal office of the Landlord or at such other place as Landlord may from time to time direct. No delay by Landlord in providing a statement for Rent shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for any Rent due under the terms of this Lease.

ARTICLE 6. RENT ESCALATION

(a)Real Estate Tax Increases. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the amount by which Real Estate Taxes incurred by Landlord during any calendar year following the Base Year for Real Estate Taxes shall exceed the Real Estate Taxes incurred by Landlord during such Base Year.

“Real Estate Taxes” shall be deemed to mean the aggregate amount of taxes and assessments levied, assessed or imposed upon the Development in which the Premises are located. For purposes hereof, Real Estate Taxes shall include, without limitation, real estate taxes, sewer rents, water rents, assessments (special or otherwise), transit taxes, any tax or excise on rentals or any other tax (however described) on account of rental received for use and occupancy of all or any part of the Premises, whether such taxes are imposed by the United States of America, the Commonwealth of Pennsylvania, the county in which the Premises is located or any local governmental municipality, authority or agency, or any other political subdivision of any of the foregoing. Real Estate Taxes shall also include all reasonable costs and expenses (including, without limitation, legal fees and court costs) incurred in connection with the protest or the reduction of any of the aforesaid taxes and or assessments, up to an amount equal to the reduction of any of the aforesaid taxes resulting from such protest. If at any time during the term hereof, a tax or excise on rents or any other tax, however described, is levied or assessed by any govemmental authority on account of the rents hereunder or the interest of Landlord or Landlord's beneficiaries under this Lease, then such additional tax shall be included in Real Estate Taxes. Further, any tax assessed or levied by any governmental authority in lieu of the foregoing Real Estate Taxes shall also be included. For the purpose of determining Real Estate Taxes for any given calendar year, the amount to be paid for such calendar year shall be (a) with respect to assessments, the amount of the installments (and any interest) due and payable during such calendar year and (b) with respect to all other Real Estate Taxes, the amount due and payable during such calendar year, but only to the extent properly allocable to such calendar year. Notwithstanding anything in this Lease to the contrary, “Real Estate Taxes” shall not include (i) any capital stock, net income, profit tax, succession, transfer, franchise, gift, estate or inheritance tax, (ii) any transfer tax or recording charge resulting from a transfer of the Development or the Building or any interest in the Development or the Building or (iii) any penalties, interest or fines incurred by Landlord due to nonpayment or late payment of taxes.

(b)Operating Cost Increases. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the amount by which Operating Costs incurred by Landlord during any calendar year following the Base Year for Operating Costs shall exceed the Operating Costs incurred by Landlord during such Base Year.

“Operating Costs” shall be deemed to mean all costs and expenses of any kind or nature incurred by Landlord in any calendar year in operating, policing, protecting, lighting, heating, air conditioning, insuring, repairing and maintaining the Building, other structures and improvements and the land constituting or supporting the Development, all in accordance with accepted principles of sound management of similar properties, and shall include (without limitation) all costs and expenses of operation, replacement, replacement and maintenance, including by way of illusfration and not limitation: personal property taxes and any tax in addition to or in lieu thereof, assessed against Landlord or to be collected by Landlord; utilities; supplies; materials; tools; insurance (including, but not limited to, commercial general liability, casualty, business interruption, rent loss insurance and flood and earthquake insurance); licenses, permits and inspection fees; cost of services of independent contractors (including property management fees); any tax, assessment, cost or fee incurred by Landlord in connection with the Development from any neighborhood improvement district or similar program or initiative; cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance and repair of the Development, its equipment and the component interior and exterior common areas, ceilings, floors, walks, stairs, stairwells, elevators, loading docks, trash compactor, malls and landscaped areas including janitorial, gardening, security, parking, operating engineer, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, signage and advertising; rental expense or a reasonable allowance for depreciation of personal property used in such maintenance, operation and repair of the Development; those variable costs, expenses and disbursements which Landlord reasonably determines Landlord would have incurred had the Development been 100% occupied at all times during such calendar year; and amortization of Permitted Capital Expenditures (as hereinafter defined).

Notwithstanding anything in this Lease to the contrary, “Operating Costs” shall not include the following: costs to benefit, or relating to, a specific tenant, such as legal and other related expenses associated with the negotiation or enforcement of leases, and any penalties or damages from such lawsuits; costs associated with the financing or refinancing of debt or selling of the Building, the Development or any interest therein, such as points, broker's fees and attorney's fees; executive salaries and compensation of employees of Landlord above the grade of regional property manager; repairs and/or replacements which are covered by insurance claim or condemnation proceeds; leasing commissions, legal fees, tenant allowances or fit outs (including permit, license and inspection fees), advertising costs, space planning costs and promotional material; costs incurred by Landlord in connection with the original construction of the Building or the correction of latent defects in construction of the Building; depreciation and amortization (except for amortization of Permitted Capital Expenditures); costs paid to subsidiaries or affiliates of Landlord, to the extent that the costs exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis; interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent; ground rents or rentals payable by Landlord pursuant to any over-lease or any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; costs incurred in managing or operating any “pay for” parking facilities within the Development; expenses resulting from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors; any fines or fees for Landlord's failure to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations, or any costs or expenses incurred by Landlord due to violation by Landlord, or Landlord's agents, contractors or employees, of either the payment terms and conditions of any lease or, service contract or other agreement covering the Development or Landlord's obligations as owner of the Development; costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building; costs of any political, charitable or civic contribution or donations; Capital Items, except for Permitted Capital Expenditures; costs that are properly chargeable to particular tenants in the Development, including, without limitation, costs and expenses for providing heating and air conditioning service outside of normal business hours and damages to the Development or any part thereof caused by the act or neglect of another tenant; costs relating to utilities or other services to tenant spaces for which Tenant pays for such utilities or other services directly; costs properly attributable (applying generally accepted accounting principles) to other calendar years; costs paid by Landlord if and to the extent such costs are incurred by Landlord for any work or service furnished to any other tenant in the Development (other than Tenant) to a materially greater extent and in a materially more favorable manner than furnished generally to the remaining tenants in the Project (including Tenant); costs incurred with respect to preparation of income tax returns; and costs incurred in cleaning up any environment hazard or condition in violation of any environmental law. “Pennitted Capital Expenditures” means capital expenditures and capital repairs and replacements (“Capital Items”), provided such Capital Items (x) are necessitated by a change in law or regulation occurring after the Commencement Date; or (y) are reasonably intended to have cost-saving benefits over the Term of the Lease. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. No item of Operating Cost shall be included more than once in any given time period and no item of expense charged to Tenant as an Operating Cost shall be charged to Tenant as Real Estate Taxes or any other type of chargeable expense or cost. The property management fees incurred by Landlord shall only be chargeable to Tenant to the extent such property management fees do not exceed the property management fees incurred by other buildings of similar size and quality and located within the geographic area in which the Development is located.

(c)Method of Payment. Within sixty (60) days after the end of each calendar year (including the last calendar year of the term of this Lease), Landlord shall furnish Tenant a written statement showing in reasonable detail Landlord's Real Estate Taxes and Operating Costs for the Base Year and the preceding calendar year and showing Tenant's Proportionate Share of the amount of any increase in such Real Estate Taxes and/or Operating Costs over the amount thereof for the respective Base Year. Coincidentally with the monthly rent payment due following Tenant's receipt of such statement, Tenant shall pay to Landlord an amount equal to the sum of (1) Tenant's Proportionate Share of the increase in Real Estate Taxes and Operating Costs for the preceding calendar year over the amount thereof for the applicable Base Year; and (2) one-twelfth (1/12th) of such increases for the current calendar year multiplied by the number of rent payments (including the current one) then elapsed in such calendar year. Thereafter such one-twelfth (1/12th) amount shall be paid monthly with the Base Rent until subsequently adjusted in accordance with the terms of this Article.

(d)Tenant's Proportionate Share. “Tenant's Proportionate Share” of Taxes and Operating Costs shall be the percentages set forth in Article 1, but if the rentable area of the Premises or Building shall change, Tenant's Proportionate Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Building, subject at all times to adjustment as provided in this Article. Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the “rentable area of the Building” shall include all rentable area of all space leased or available for lease at the Building which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Building.

(e)Tax Refunds. Protest Costs. and Expense Adjustments For Prior Years. Landlord shall each year: (i) credit against Real Estate Taxes any refunds received during such year, (ii) include in Real Estate Taxes any additional amount paid during such year, involving an adjustment to Real Estate Taxes for a prior year, due to error by the taxing authority, supplemental assessment, or other reason, (iii) include, in either Real Estate Taxes or Operating Costs, any fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Real Estate Taxes, by the terms of this Article, (iv) credit against Operating Costs the cost of any item previously included in Operating Costs, to the extent that Landlord receives reimbursement from insurance proceeds or a third party during such year (excluding tenant payments for Real Estate Taxes and Operating Expenses), and (v) make any other appropriate changes to reflect adjustments to Real Estate Taxes or Operating Expenses for prior years.

(f)Payments After Lease Term Ends. Tenant's obligations to pay Tenant's Proportionate Share of Real Estate Taxes and Operating Costs (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease shall survive the expiration or termination of this Lease for a period of two (2) years. Tenant shall pay the full amount of such estimate and any additional amount due after the actual amounts are determined, in each case within thirty (30) days after Landlord sends a statement therefore. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

(g)Audit Rights. In the event of any dispute as to the amount of Tenant's Proportionate Share of Operating Costs and Real Property Taxes, Tenant may, by prior written notice (“Audit Notice”) given ninety (90) days following receipt of a Landlord's reconciliation statement (“Audit Period”), audit Landlord's accounting records with respect to Operating Expenses and Real Property Taxes relative to the year to which such statement relates. The audit shall be conducted by Tenant, or an accounting firm engaged by Tenant and reasonably satisfactory to Landlord (billing hourly and not on a contingency fee basis) (“Third Party Auditor”), and shall be conducted at the office of Landlord at which its records are kept or, at Landlord's election, the office of Landlord's property manager (if any). The audit shall be conducted at reasonable times during normal business hours. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. Neither Tenant nor its auditor may leave the office of Landlord with originals of any materials supplied by Landlord. Tenant must pay Tenant's Proportionate Share of Operating Costs and Real Property Taxes when due pursuant to the terms of this Lease and may not withhold payment of Operating Costs, Real Property Taxes or any other Rent pending results of the audit or during a dispute regarding Operating Costs and Real Property Taxes. The audit must be completed within ninety (90) days of the date of Tenant's Audit Notice and the results of such audit shall be delivered to Landlord within forty-five (45) days of the date of Tenant's Audit Notice. If Tenant does not substantially comply with any of the aforementioned time frames, then the Landlord's statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, the amount of such overcharge shall be deducted from the installments of Tenant's Share of Operating Costs and Real Property Taxes next becoming due. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential. To that end, Landlord may require Tenant and its auditor to execute a commercially reasonable confidentiality agreement provided by Landlord.

ARTICLE 7. LATE PAYMENT

A late charge of five (5%) percent shall be due and payable forthwith on the amount of Base Rent and additional rent not received by Landlord from Tenant on or before the tenth ( 10th) day after such payment was due. In addition, Tenant shall pay interest at the Lease Interest Rate (as defined below) on any sum which is not paid when due, interest to run from the due date until such sum is paid. The “Lease Interest Rate” means four (4) percentage points per annum above the prime rate per annum announced from time to time by PNC Bank, N.A, or its successors.

ARTICLE 8. USE OF PREMISES

Tenant shall occupy and use the Premises only for the Permitted Uses set forth in Article l. Tenant shall not occupy or use the Premises for any other purpose or business without the prior written consent of Landlord. Landlord has promulgated reasonable Rules and Regulations (“Rules and Regulations”), which are attached hereto, made part hereof and marked as Exhibit “C” . Tenant acknowledges receipt of and shall observe and comply with such Rules and Regulations. Tenant further acknowledges that Landlord, in Landlord's reasonable discretion, may from time to time adopt, amend, establish, modify, proscribe or restate such rules and regulations with regard to the operation of the Premises, the Building, and common areas of the Development; provided that such rules and regulations are generally applicable to all tenants, do not materially increase the financial burdens of Tenant and do not materially adversely affect Tenant's rights under this Lease. In the event of any conflict between the provisions of such rules and regulations and this Lease, the provisions of this Lease shall control.

ARTICLE 9. COMMON AREAS/PARKING

All parking areas, driveways, alleys, public corridors and fire escapes, and other areas, facilities and improvements as may be approved by Landlord from time to time for the general use, in common, of Tenant and other tenants, their employees, agents, invitees and licensees, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such areas, facilities and improvements.

Landlord reserves the right to designate certain parking areas for non-exclusive permitted parking for tenant’s employees, for general visitor parking, and for other designated uses. Tenant shall be allocated the number of non-exclusive permitted parking spaces as set forth in Article 1 for the use of Tenant's employees, the location of such parking spaces to be designated by Landlord from time to time according to the Landlord's parking policies and procedures. Landlord agrees to enforce its parking regulations for the mutual benefit of Landlord and tenants of the Development. Except for claims resulting from Landlord's intentional or grossly negligent acts, Landlord shall not be responsible or liable for damage or loss sustained to motor vehicles (including any contents) parked in the Development.

ARTICLE 10. ALTERATIONS

(a)Tenant shall not make any alterations, improvements or additions to the Premises or attach any fixtures or equipment thereto, without the Landlord's prior written approval, not to be unreasonably withheld. All alterations, improvements or additions made to the Premises or the attachment of any fixtures or equipment thereto shall be performed at Tenant's sole cost and expense. Tenant may affix pictures and shelving to the walls without Landlord's consent.

(b)All alterations, improvements or additions to the Premises made by Tenant shall be deemed to have been attached to the Premises and to have become the property of Landlord upon such attachment, and upon expiration of this Lease or renewal term thereof, Tenant shall not remove any of such alterations, improvements or additions; provided, however, that Landlord may designate by written notice to Tenant at the time Tenant requests consent those alterations and additions which shall be removed by Tenant at the expiration or termination of this Lease, and Tenant shall properly remove the same and repair any damage to the Premises caused by such removal. Notwithstanding anything in this Lease to the contrary, all furniture, trade fixtures and equipment installed by or for Tenant may be removed by Tenant at any time.

(c)In performing such alterations, improvements or additions, or in the removal thereof, Tenant shall use due care to cause as little damage or injury as possible to the Premises and the Building and shall repair all damage or injury that may occur to the Premises or the Building as a result thereof.

(d)Tenant agrees in doing any such work in or about the Premises to engage only such labor as will not conflict with or cause strikes or other labor disturbances among the

Development service employees of Landlord. Any contractors employed by Tenant shall be subject to Landlord's prior written approval, not to be unreasonably withheld. All such contractors shall be required to carry worker's compensation insurance, public liability insurance and property damage insurance in amounts, form and content, and with companies reasonably satisfactory to Landlord.

(e)Prior to the commencement by Tenant of any work as set forth in this Article, Tenant shall obtain, at Tenant's sole cost and expense, all necessary permits, authorizations and licenses required by the various governmental authorities having jurisdiction over the Premises.

ARTICLE 11. MECHANIC’S LIENS

If any mechanics' or other lien shall be filed against the Premises or the Development purporting to be for labor or material furnished or to be furnished at the request of Tenant, then Tenant shall at its expense cause such lien to be discharged by payment, bond or otherwise within thirty (30) days after notice of filing thereof. As an alternative to causing the lien to be discharged of record, Tenant shall have the right to contest the validity of any lien or claim if Tenant shall first have posted a bond or other security reasonably satisfactory to Landlord (such as an undertaking with Landlord's title company to insure that, upon final determination of the validity of such lien or claim, Tenant shall immediately pay any judgment rendered against Tenant). If Tenant shall fail to take such action within such thirty (30) day period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred including reasonable attorney's fees, in having such lien discharged of record. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney’s fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.

ARTICLE 12. CONDITION OF PREMISES

Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Building, Premises or the Development or with respect to the suitability of any of them for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition, order and repair, subject to latent defects which a reasonable inspection of the Premises would not disclose.

ARTICLE 13. UTILITIES AND SERVICES

(a)Utilities: Separately metered electric and gas service shall be made available to the Premises. Tenant shall pay for the cost of such utility services directly to the utility provider or to the Landlord, as the case may be.

(b)Building Services: Landlord shall provide the following to the Premises, the Building or the Development, as applicable:

1)Water and sewage for the Permitted Use;

2)Replacement standard light globes and/or standard fluorescent tubes and ballasts in the standard ceiling lighting fixtures;

3)HVAC, including maintenance of HVAC equipment and systems;

4)Passenger and freight elevator service and maintenance and repair;

5)Hot and cold water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of tenants of the Building, and points of supply in the Premises installed by or with Landlord's consent for the exclusive use of Tenant;

6)Maintenance and repair of interior common areas of the Building, including the public restrooms in the Building; and

7)Maintenance and repair of exterior common areas of the Development, including but not limited to cleaning of outside exterior windows and doors, snow removal and landscaping.

(c)Landlord does not warrant that the utilities or services provided for in this Article shall be free from slow-down, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, or caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment involved in the furnishing of any such utilities or services or caused by strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord; and specifically, no such slow-down, interruption or stoppage of any of such services shall be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Base Rent or additional rent payable hereunder or in any manner or for any purpose relieve Tenant from any of Tenant's obligations hereunder, unless same shall make a material portion of the Premises untenantable for a period of three (3) consecutive business days at which point Base Rent shall be abated until such time as the Premises are no longer untenantable, and in no event shall Landlord be liable for damages to persons or property or be in default hereunder as a result of such interruption or stoppage of service. Should said disruption of service or utilities cause significant interference with Tenant's business for a period of sixty (60) days, Tenant shall have the right to terminate this Lease by written notice to Landlord. Landlord shall provide Tenant with reasonable advance notice of any anticipated interruptions in utility or Building services, and Landlord shall use reasonable efforts to minimize disruption of Tenant's use and occupancy in connection therewith.

ARTICLE 14. ASSIGNMENT AND SUBLETTING

Tenant shall not assign this Lease or sublet the Premises, (whether by operation of law or voluntary agreement) in whole or in part, without the Landlord's prior written consent, not to be unreasonably withheld.

Notwithstanding the foregoing, Tenant may assign this Lease, or sublet the Premises or any portion thereof an affiliate controlling, controlled by or under common control with Tenant, without Landlord consent, but with notice thereof to Landlord. Tenant may sublet all or a portion of the Premises without prior consent to third parties and entities related to Tenant either through affiliated or commercial relationships for the purpose of conducting laboratory research and development, and/or commercial prototype manufacturing related activities. Any license, assignment, subleasing or other occupancy agreement shall be subject to all terms, covenants and conditions of this Lease and no license, assignment, subleasing or other occupancy agreement shall relieve Tenant of any liability hereunder. Upon Landlord's request, Tenant shall provide Landlord with copies of all reasonable documentation related to any license, assignment, sublease, or other occupancy agreement and Tenant shall require any permitted licensee, assignee, sublicensee, or other occupant to obtain and maintain commercially reasonable insurance naming Landlord as additional insured. Tenant shall provide copies evidencing such insurance to Landlord upon Landlord's request.

In case of any assignment or subletting, Tenant shall remain primarily liable on this Lease and shall not be released from the performance of any of the terms, covenants and conditions hereof

ARTICLE 15. RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, Landlord reserves full rights to control the Development, the Building and the Premises (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights for Landlord, its employees or agents; provided however, Landlord shall use commercially reasonable efforts to exercise such rights in a manner that will first attempt to minimize interference with Tenant's use and occupancy of the Premises:

(a) Access to Premises. To enter the Premises in order to inspect, supply cleaning service or other services to be provided Tenant hereunder, show the Premises to current and prospective lenders, insurers, purchasers, tenants, brokers and governmental authorities, and perform any work or take any other actions reserved to Landlord under this Lease or applicable laws. However, Landlord shall: (i) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies), (ii) take reasonable steps to minimize any significant disruption to Tenant's business, and following completion of any work, return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and

(iii) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by laws or other causes beyond Landlord's reasonable control (and in the event of any permanent reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord's access to the systems and equipment for the Building or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord's regular business hours and Landlord approves, Tenant shall pay all overtime and other additional costs in connection therewith.

(b) Changes to the Development. To: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise in and to the Development or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, utility lines, pipes, duct work, cables, installations, docks, walks, elevators, stairs, solar tint windows or film, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate.

ARTICLE 16. REPAIRS

(a)Subject to the provisions of Article 6 hereof, Landlord shall perform all maintenance and make all repairs or replacement necessary to maintain the structural, plumbing, HVAC and electrical systems (including replacement of light bulbs, ballasts and fixtures), exterior doors and windows, roof, exterior walls, demising walls and floor (but excluding interior ceiling, wall and floor finishes), common areas and utility lines and connections servicing the Premises, the Building or the Development in good order and condition. Landlord shall commence such repairs as promptly as the circumstances reasonably permit and thereafter shall diligently pursue the same to completion with reasonable promptness. Notwithstanding anything contained in this Lease to the contrary, Tenant shall be responsible, at its sole cost and expense, for any maintenance, repairs and replacements made by the Landlord which are necessitated by the negligent acts, misuse or willful misconduct of Tenant, its agents, contractors, employees or invitees.

(b)Except as the Landlord is obligated for repairs as provided hereinabove, Tenant shall make at Tenant's sole cost and expense, all repairs necessary to maintain the Premises and shall keep the Premises and the fixtures therein in neat, clean, safe and orderly condition. In addition, and notwithstanding anything contained in this Lease to the contrary, the Tenant shall, at its sole cost and expense, maintain, repair and replace all lab equipment contained in the lab space portion of the Premises, including without limitation all water freatment systems and vacuum equipment. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefore, Landlord may make such repairs at the expense of Tenant and such expense, along with a fifteen (15%) percent service charge, shall be collectible as additional rent.

(c) Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs in accordance with this Article 16 in or to the Premises or the Building and Development or to any appurtenances or equipment therein; provided that Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the performance of the foregoing. There shall be no abatement of Rent because of such repairs, except as provided in Article 20 hereof.

ARTICLE 17. INDEMNIFICATION AND INSURANCE

(a)Indemnification.

(i)Tenant shall indemnify, hold harmless and defend Landlord from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Landlord shall not be liable to Tenant on account of, (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority applicable to Tenant's occupancy and use of the Premises, or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

(ii)Landlord shall indemnify, hold harmless and defend Tenant from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, (i) any failure by Landlord to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Landlord, or (ii) the negligence or willful misconduct of Landlord or its agents, employees or contractors.

(b)Required Insurance. Tenant shall maintain at its expense during the term with respect to the Premises and Tenant's use thereof and of the Building:

(i)Worker's compensation insurance in the amounts required by statute, and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by Accident - $500,000 per accident, (b) Bodily Injury by Disease - $500,000 per employee and (c) Aggregate Limit - $1,000,000 per policy year.

(ii)Property Damage Insurance for the protection of Tenant and Landlord, as their interest may appear, covering all risks of physical loss to Tenant's alterations or improvements, personal property, business records, fixtures and equipment in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of Tenant, such policies to be in form reasonably satisfactory to Landlord.

(iii)Commercial general liability insurance in forn reasonably satisfactory to Landlord with limits of at least the following amounts: (a) death or bodily injury - $2,000,000, (b) property damage or destruction (including loss of use thereof) - $2,000,000 per policy year. Such policy shall include endorsements: (1) for contractual liability covering Tenant's indemnity obligations under this Lease, and (2) for adding Landlord, Landlord's mortgagee, the management company for the Development, and other parties designated by Landlord, as additional insureds.

(c)Certificates. Subrogation and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant's entry to the Premises for construction of improvements or any other purpose (whichever first occurs). Such certificates shall state that such insurance coverage may not be changed, canceled or non-renewed without at least thirty (30) days' prior written notice to Landlord. Tenant shall provide renewal certificates to Landlord at least ten (10) days prior to expiration of such policies. Tenant's insurance policies shall be primary to all policies of Landlord and any other additional insureds (whose policies shall be deemed excess and noncontributory). All insurance required hereunder shall be provided by responsible insurers licensed in the Commonwealth of Pennsylvania, and shall have a general policy holder's rating of at least A and a financial rating of at least X in the then current edition of Best's Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation for their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder. Landlord disclaims any representations as to whether the foregoing coverages will be adequate to protect Tenant.

(d)Landlord Insurance. At all times during the Lease Term, Landlord agrees to maintain in force and effect (i) all-risk fire and extended coverage insurance on the Building, and (ii) commercial general liability insurance with limits and deductibles consistent with those maintained by owners of similarly situated buildings in the vicinity of the Building.

ARTICLE 18. LANDLORD'S LIABILITY

Except for claims arising from the negligent acts or willful misconduct of Landlord or its agents, employees or contractors, Tenant waives all claims against Landlord and Landlord's partners, members, agents and employees for injury or death to persons, damage to property or any other interest of Tenant sustained by Tenant or a party claiming by or through Tenant resulting from: (a) any defect in or failure of structural, plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, or any other systems and equipment of the Premises or the

Building or from the drains, pipes, plumbing or sewer; (b) broken glass; (c) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; (d) any acts or omissions of other persons; (e) damage or loss sustained to motor vehicles (including any contents) parked at or operating within the Development, from any cause; and (e) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises.

ARTICLE 19. COMPLIANCE WITH INSURANCE REQUIREMENTS

Tenant agrees that Tenant will not do or suffer to be done, any act, matter or thing, objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the Building of which the Premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent, any and all increases in premiums on insurance carried by Landlord on the Premises or any part thereof, or on the Building of which the Premises may be a part, caused in any way by the occupancy of Tenant. Notwithstanding the foregoing, Landlord acknowledges that the Permitted Use shall not constitute a breach of this Article 19.

ARTICLE 20. FIRE OR OTHER CASUALTY

(a)If the Building and/or Premises are damaged by fire or any other cause to such extent that the same cannot be restored, as reasonably estimated by Landlord, within one hundred twenty (120) days after the date of such damage or destruction, then Landlord shall, no later than the sixtieth (60th) day following the damage, give Tenant notice of Landlord's election either to (a) restore the Building and Premises or (b) terminate this Lease. In the event Landlord elects to terminate this Lease, the Lease shall terminate on the earlier of the date of such notice or the date upon which Tenant surrenders possession of the Premises. In such event, the Rent and other charges due hereunder shall be apportioned as of the date of such casualty, and any Rent paid for any period beyond said date shall be repaid to Tenant. If the time of restoration as estimated by Landlord shall be less than one hundred twenty (120) days, or if Landlord does not elect to terminate this Lease, as hereinabove provided, Landlord shall restore the Building and the Premises, and Tenant shall have not right to terminate this Lease except as herein provided. Tenant shall, in such event, restore fixtures and improvements owned by Tenant to the original condition. Notwithstanding the foregoing, however, if the time of restoration as reasonably estimated by Landlord exceeds one hundred twenty (120) days, Tenant shall have the right to terminate this Lease upon notice given to Landlord within thirty (30) days after the date of Landlord's notice of the estimated restoration period. Landlord shall deliver notice of the estimated restoration period within sixty (60) days after the date of the casualty.

(b)In any such case in which use of the Premises is affected by any damage thereto, there shall be an abatement or an equitable reduction in Rent, depending on the period for which, and the extent to which, the Premises is not reasonably usable for the purposes for which it is leased hereunder. If the damage results from the fault of Tenant, or Tenant's agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction of Rent up to the amount of the deductible paid by Landlord.

ARTICLE 21. SUBORDINATION

This Lease shall be subject and subordinate to the lien of any mortgage, or renewals, modifications, consolidations, replacements or extensions thereof, which now or hereafter may affect the Premises. Tenant shall, at Landlord's request, execute such agreements and other instruments as Landlord or any mortgagee of the Premises reasonably shall deem necessary or desirable to subordinate this Lease to the lien of any present or future mortgage, mortgages or construction loans against the Premises. The subordination of this Lease shall be subject to any current or future mortgage holder(s) agreement not to disturb Tenant's occupancy so long as Tenant is not then in default of this Lease. Tenant specifically approves and, upon Landlord's request, agrees to execute an Estoppel Certificate and a Subordination, Nondisturbance and Attornment Agreement substantially in the forms attached hereto as Exhibits “E” and “F”, respectively.

ARTICLE 22. CONDEMNATION

(a)In the event the Premises, or any part thereof, shall be taken or condemned permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefore, including leasehold, reversion and fee, shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant. Tenant shall, however, be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for fixtures and other equipment installed by it, and for moving expenses, but only if such award shall be in addition to the award to Landlord.

(b)If the entire Building shall be so taken by virtue of eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking, and the Rent and other charges hereunder shall be apportioned as of said date, and any Rent paid for any period beyond said date shall be repaid to Tenant.

(c)If more than twenty percent (20%) of the floor area comprising the Premises shall be so taken, or if a portion of the Building or Development is taken which materially interferes with Tenant's use of the Premises, either party shall have the right to cancel and terminate this Lease as of the date of such taking, upon giving notice to the other party within thirty (30) days after notice to Tenant from Landlord or the condemning authority that such Premises are to be appropriated or taken. In the event that this Lease is not terminated as herein provided, this Lease shall continue, with an equitable and proportionate adjustment, effective on the date of taking, in Rent and other charges due hereunder based upon the reduction in floor area.

ARTICLE 23. ESTOPPEL CERTIFICATES

Tenant shall, at any time and from time to time, upon thirty (30) days written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing duly executed by Tenant (i) certifying that this Lease is in full force and effect without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth in full all modifications and amendments), (ii) certifying the dates to which Base Rent and additional rent have been paid, and (iii) either certifying that to the knowledge of Tenant no default exists under this Lease or specifying each such default, and (iv) certifying such other matters as Landlord and/or any lender may reasonably request; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective mortgagee of the Building, or current mortgagee of the Building, or by others, in any matter affecting the Premises.

ARTICLE 24. DEFAULT

The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

(a)Failure of Tenant to take possession of the Premises within thirty (30) days following the Commencement Date;

(b)A failure by Tenant to pay any installment of Base Rent hereunder within seven (7) days after the due date or a failure to pay any such other sum herein required to be paid by Tenant within thirty (30) days after written notice thereof;

(c)An abandonment of the Premises by Tenant;

(d)An assignment of this Lease or subletting of the Premises in violation of this Lease;

(e)A failure by Tenant to pay, when due, any installment of Rent hereunder on two (2) or more occasions within any period of twelve (12) consecutive months;

(f)The failure by Tenant to maintain insurance as required by the provisions of Article 17 hereof;

(g)A failure by Tenant to observe and perform any other material provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

(h)The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant's property; or an assignment by

Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed offcial for the dissolution or liquidation of Tenant or for the operating, either temporary or permanently, of Tenant's business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing of same.

ARTICLE 25. PROVISIONS RELATED TO LANDLORD'S REMEDIES

(a)Remedies. Upon the occurrence of any event of default set forth above and the expiration of any applicable notice and grace period, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under law or any other provision of this Lease:

(1)Landlord may terminate this Lease and Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from Tenant: (i) any unpaid Rent as of the termination date; (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account among other things the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph (g) below) that Landlord may incur in order to enter such replacement lease, (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, but excluding consequential, indirect or special damages. For purposes of computing the amount of rent herein that would have accrued after the termination date, Tenant's obligations for Real Estate Taxes and Operating Costs shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord's reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of four (4%) percent per annum to the then present value.

(2)Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease, and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid rent which thereafter accrues during the term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph (g) below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including all Costs of Reletting, but excluding consequential, indirect or special damages. Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable law.

(b)Reletting. If this Lease or Tenant's right to possession is terminated or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent. The consideration received from such reletting shall be applied pursuant to the terms of Paragraph (g) hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof.

(c)Specific Performance. Landlord shall at all times have the right without prior demand or notice except as required by applicable law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued.

(d)Returned Checks. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

(e)Landlord's Cure of Tenant Defaults. If Tenant fails to perform any obligation under this Lease for five (5) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional rent, for all expenses reasonably incurred by Landlord in performing such obligation together with an amount equal to fifteen (15%) percent thereof for Landlord's overhead, and interest thereon at the Lease Interest Rate from the date of demand. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

(f)Intentionally Omitted.

(g)Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express

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notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies except as required by applicable law. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include without limitation, all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph (b) above, brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in default hereunder. The times set forth herein for the curing of defaults by Tenant are of the essence of this Lease.

ARTICLE 26. LANDLORD'S DEFAULT; RIGHT TO CURE

(a)If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such thirty (30) day period and thereafter diligently seeks to cure such failure to completion).

(b)Upon the occurrence of any event of default by Landlord after the expiration of any applicable cure and grace period, Tenant shall have all rights and remedies to the extent permitted by law or in equity, which be distinct, separate and cumulative to the extent permitted by law.

ARTICLE 27. WAIVER

The failure or delay on the part of Landlord or Tenant to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the Landlord or Tenant to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of lesser amount than the Rent due at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the Rent due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 28. UTILITY DEREGULATION

Landlord has advised Tenant that various utility companies (each to be referred to herein as a “Current Service Provider”) are the utility companies selected by Landlord to provide service for the Development. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies providing service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the Current Service Provider.

Tenant shall cooperate with Landlord, the Current Service Providers, and any Alternate Service Provider as reasonably necessary, and shall allow Landlord, the Current Service Providers, and any Alternate Service Provider reasonable access to the Building's lines, feeders, risers, wiring, and other machinery within the Premises.

Unless caused by the willful misconduct or negligence of Landlord, its agents or employees, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any failure, interference, disruption, or defect in the supply of utility services furnished to the Premises, or of any change in the quality or character of the utility services supplied by the Current Service Providers or any Alternate Service Provider, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease.

ARTICLE 29. TELECOMMUNICATIONS

(a)Telephone Lines. Subject to Landlord's continuing right of supervision and approval (not to be unreasonably withheld), and the other provisions hereof, Landlord shall: (i) install telephone lines (“Lines”) connecting the Premises to Landlord's terminal block on the floor or floors on which the Premises are located, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Landlord's predecessor or independent contractor has heretofore connected such terminal block through riser system Lines to Landlord's main distribution frame (“MDF”) for the Property. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of Landlord's riser

Lines, MDF or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Tenant's request for approval hereunder, monitor or supervise Tenant's installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same.

(b)Installation. Landlord shall install Tenant's Lines and make connections and disconnection at the terminal blocks as described above, and Landlord shall use an experienced and qualified contractor.

(c)Limitation of Liability. Unless due solely to Landlord's intentional misconduct or negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant's use of the Lines will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant's requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Development by or for other tenants at the Development, by any failure of the environmental conditions at or the power supply for the Development to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Unless due solely to Landlord's willful misconduct or negligent acts, under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any rent or other charges under the Lease, or relieve Tenant from performance of Tenant's obligations under the Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

ARTICLE 30. SURRENDER

The Lease shall terminate and Tenant shall deliver up and surrender possession of the Premises on the last day of the term hereof, and Tenant waives the right to any notice of termination or notice to quit and Tenant hereby waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania, including but not limited to the Landlord and Tenant Act of 1951, as amended. Tenant covenants that upon the expiration or sooner termination of this Lease Tenant shall deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, ordinary wear and tear and damage from casualty or condemnation excepted.

ARTICLE 31. QUIET ENJOYMENT

Landlord covenants and agrees that Tenant, upon paying the Rent herein provided for and observing and keeping the covenants, agreements and conditions on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the Lease without hindrance or interruption by Landlord or anyone claiming by, through or under Landlord.

ARTICLE 32. HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 30, together with all damages sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the term (although Tenant shall remain a tenant at sufferance bound to comply with all provisions of this Lease until Tenant properly vacates the Premises.

ARTICLE 33. ENVIRONMENTAL COVENANTS, REPRESENTATIONS AND WARRANTIES

(a)Tenant shall comply with all laws, regulations, ordinances and other governmental standards applicable to Tenant's use of the Premises with respect to hazardous waste, hazardous substances and any and all other environmental matters. Furthermore, Tenant shall procure and maintain all licenses and permits required by such applicable laws, ordinances or regulations. Tenant covenants and agrees that it shall not release, emit, or discharge at or from the Premises any hazardous or toxic substances consisting of any hazardous or toxic chemical, waste, byproduct, pollutants, contamination, compound, product or substance, including, without limitation, asbestos, polychlorinated byphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which, is prohibited, controlled or regulated by federal, state, regional, county, local, governmental, public or private statute, law, regulation, ordinance, order, consent decree, judgment, permit, license, code, covenant, deed restrictions, common law, treaty, convention or other requirement, pertaining to protection of the environmental, health or safety of persons, natural resources, conservation, wildlife, waste management, any hazardous material activity, and pollution (including, without limitation, regulation of releases and disposals to air, land, water and ground water). These requirements include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251, et seq., Clean Air Act

of 1966, as amended, 42 U.S.C. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. 300(f) et seq., and any similar or implementing Pennsylvania laws, and all amendments, rules, regulations, guidance documents and publications promulgated thereunder.

(b)In the event Tenant receives any notice of the happening of: (l) any event arising from Tenant's use or occupancy of the Premises involving an emission, spill, release or discharge at or from the Premises into or upon (i) the air; (ii) soils (whether on the Premises or neighboring property) or any improvements located thereon; (iii) surface water or ground water; (iv) the sewer system servicing the Premises, except as allowed under current law, regulation or permit, of any regulated quantities of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code and ordinances and all rules and regulations promulgated thereunder, as hazardous) (any of which is hereinafter referred to as “Hazardous Discharge”); or (2) any complaint, order, directive, claim, citation or notice by any governmental authority or any other person or entity arising from Tenant's use or occupancy of the Premises with respect to (i) air emissions; (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal system servicing the Premises; (iii) solid or liquid waste disposal; (iv) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes; or (v) any other environmental, health or safety matter relating to any of Tenant's activity upon the Premises, including any improvements located thereon or neighboring property (any of which is hereinafter referred to as an “Environmental Complaint”), then Tenant shall give immediate notice of same to Landlord, detailing all relevant facts and circumstances. Tenant shall, upon receipt of notice of a Hazardous Discharge or Environmental Complaint, and at its sole cost and expense, promptly and completely take all actions necessary to remove, resolve or minimize the impact of such Hazardous Discharge or Environmental Complaint on or from the Premises, and restore the affected property to its prior condition.

Without limitation on the foregoing, and in the event Tenant fails to take the actions set forth herein, Landlord shall have the right, but not the obligation, to enter onto the Premises and take any actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact or otherwise deal with any Hazardous Discharge or Environmental Complaint upon Landlord's receipt of any notice from any person or entity asserting the happening of a Hazardous Discharge or Environmental Complaint on or from or pertaining to the Premises and arising from Tenant's use or occupancy of the Premises. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights shall be deemed to be additional rent hereunder and shall be immediately payable by Tenant to Landlord upon demand.

(c)Tenant, its successors and assigns, shall forever indemnify, defend and hold harmless Landlord, its partners, members, directors, officers, employees and agents, and successors and assigns from and against all damages, punitive damages, liabilities, losses, demands, claims, cost recovery actions, lawsuit, administrative proceedings, orders, response costs, compliance costs, investigation expenses, consultant fees, attorneys' fees and litigation expenses, arising from Tenant's use of the Premises, including (1) possession, use and storage of any hazardous material at the Premises; (2) the operation of any applicable environmental law against the Tenant, Landlord or the Premises, based on Tenant's activities during the term of this Lease; or (3) the violation at the Premises or by the Tenant of any applicable environmental law. Tenant and its successors or assigns shall pay all costs and expenses incurred by Landlord, its successors and assigns, to enforce the provisions of this indemnification, including, without limitation, reasonable attorneys' fees and litigation expenses. This indemnification shall survive the termination of this Lease.

(d)As between Landlord and Tenant, Landlord shall be responsible for (i) the remediation of any hazardous materials or substances located on the Development, the Building, or any part thereof (including the Premises), existing as of the Commencement Date (except to the extent caused by Tenant or its agents, employees or contractors), (ii) any violations of environmental laws existing as of the Commencement Date (except to the extent caused by Tenant or its agents, employees or contractors), (iii) the remediation of any hazardous materials or substances located on the Development, the Building, or any part thereof (including the Premises), existing as of the Commencement Date after the Commencement Date to the extent caused by Landlord or its agents, employees or contractors, or (iv) any violations of environmental laws arising on or after the Commencement Date to the extent caused by Landlord or its agents, employees or contractors.

(e)Landlord represents and warrants to Tenant, to the best of its knowledge, as of the Commencement Date, it has received no written notice from any applicable govemmental authority regarding the existence of hazardous materials on or about the Premises or the Development.

ARTICLE 34. TENANT'S COMPLIANCE WITH LAWS

Tenant shall comply with all governmental laws, ordinances and regulations applicable to Tenant's occupancy and use of the Premises.

ARTICLE 35. DISABILITIES ACT

Tenant shall comply, at Tenant's sole cost and expense, with the Americans with Disabilities Act of 1990 and similar state and local laws and ordinances, as well as all regulations issued thereunder, but only if the need for compliance is caused in whole or material part by reason of the specific nature of Tenant's business operations in the Premises or specific accommodation to Tenant's employees. Except as set forth in the preceding sentence, Landlord shall cause the common areas of the Development to comply, at Landlord's sole cost, or at another tenant's sole cost, or as an Operating Cost subject to pass-through hereunder, with the Americans with Disabilities Act of 1990 and similar state and local laws and ordinances, as well as all regulations issued thereunder. Tenant shall promptly advise Landlord in writing, and provide Landlord with copies of any notice received by Tenant alleging violation of any such law, regulation or ordinance relating to the Premises or the Building or any use thereof or activity therein, or any governmental or regulatory action or investigation instituted or threatened regarding noncompliance with any such law, regulation or ordinance.

ARTICLE 36. NOTICE

Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either personally served or forwarded by Federal Express or comparable delivery service or by registered or certified mail, charges prepaid, and addressed as set forth in Article 1 to the applicable Notification Addresses.

Each such mailed notice shall be deemed to have been given to or served upon the party to which addressed (i) on the date of delivery if personally served, (ii) one business day after the date the same is deposited with the express service, or (iii) three business days after the date the same is deposited with the postal service, properly addressed in the manner above provided. Either party hereto may change the address to which such notices shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

ARTICLE 37. BROKERS

Each party represents and warrants to the other that TARQUINCoRE, LLC has acted as the only broker or agent in connection with the finding and negotiation of this Lease. Landlord shall be responsible for payment of commissions or fees due such brokers in accordance with the terms of Landlord's written listing agreement with such agent. Each party agrees to indemnify and hold harmless the other from and against any claims, suits, liabilities and expenses incurred by or assessed by reason of any undisclosed brokerage or agency arrangement.

ARTICLE 38. FORCE MAJEURE

Neither party shall be required to perform any term, condition or covenant of this Lease as long as such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restrictions imposed by governmental authority, civil riot, floods and other causes not reasonably within the control of such party and which, by the exercise of due diligence, such party is unable, wholly or in part, to prevent or overcome; provided, however, that such party shall be required to commence and thereafter diligently prosecute performance of completion to the extent reasonably permitted under the circumstances. Notwithstanding anything herein to the contrary, the foregoing shall not excuse either party from the payment of any monies due pursuant to the terms of this Lease.

ARTICLE 39. TRANSFER OF LANDLORD'S INTEREST

Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured or relate to an event occurring prior to the transfer, any breach occurring prior to the transfer, or any tort or fraud committed prior to the transfer, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Tenant agrees to attorn to any transferee of Landlord.

ARTICLE 40. SUCCESSORS

The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no rights shall inure to the benefit of any successors of Tenant whenever, by the express terms of this Lease, Landlord's written consent for the transfer to such successor is required under Article 14 hereof, unless Landlord shall have granted such consent.

ARTICLE 41. GOVERNING LAW

This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and the exclusive venue for any action shall be in the Court of Common Pleas of Allegheny County, Pennsylvania.

ARTICLE 42. SEPARABILITY

If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

ARTICLE 43. CAPTIONS

Any headings preceding the text of the several paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

ARTICLE 44. GENDER

As used in this Lease, the word “person” shall mean and include, where appropriate, any individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

ARTICLE 45. EXECUTION; COUNTERPARTS

This Lease shall become effective when it has been signed by a duly authorized officer or representative of each of the parties and delivered to the other party. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and signature pages by electronic transmission shall constitute effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted electronically shall be deemed to be their original signature for all purposes.

ARTICLE 46. ENTIRE AGREEMENT

This Lease, including the Exhibits hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

ARTICLE 47. AUTHORITY

If Tenant is a corporation, association, partnership or similar legal entity, the Tenant represents and warrants that the individual signing this Lease is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with the duly adopted authorizing instruments of such entity which have been adopted or approved in accordance with all legal requirements and the internnal bylaws, agreements, or other organizing documents of the entity, and that this Lease is binding upon such entity in accordance with its terms.

If Landlord is a corporation, association, partnership or similar legal entity, The Landlord represents and warrants that the individual signing this Lease is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with the duly adopted authorizing instruments of such entity which have been adopted or approved in accordance with all legal requirements and the intemal bylaws, agreements, or other organizing documents of the entity, and that this Lease is binding upon such entity in accordance with its terms.

ARTICLE 48. SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth in Article 1. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and provisions of this Lease during the term hereof. In no event shall Landlord be obligated to pay, or Tenant is entitled to receive, any interest or other earnings on the security deposit. Landlord shall not be obligated to hold the Security Deposit in trust or in a separate account but may freely commingle the security deposit with Landlord's other ftlnds.

In the event Tenant fails to keep and perform any of the terms, covenants or provisions of this Lease, then Landlord, at Landlord's option, may appropriate and apply the Security Deposit, or so much thereof as may be necessary to pay any Rent or other sums due hereunder for which Tenant shall be in default of payment. Tenant, upon notice from Landlord, immediately shall remit to Landlord an amount sufficient to restore this Security Deposit to the amount required to be maintained in accordance with this Article. Upon Tenant's full and complete performance and compliance with all of the terms, covenants and provisions of this Lease during the lease term, upon the expiration of the term and Tenant's proper surrender of the Premises, the Security Deposit shall be returned to Tenant.

In the event of a sale of the Building, Landlord may deliver the Security Deposit to the purchaser, and upon such delivery, Landlord shall be discharged from any further liability with respect to the Security Deposit.

ARTICLE 49. OFAC CERTIFICATION

Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

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IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Lease as of the dayand year first written above.

ATTEST:	COGNITION THERAPEUTICS, INC.

	By:	/s/ Harold Safferstein
		Name:	Harold Safferstein
		Title	SVP

ATTEST
RJ EQUITIES LP

	By:	RD Equities, LLC, its General Partner

Anita Marcocci
	By:	/s/ Ronald J. Tarquinio
		Name:	Ronald J. Tarquinio
		Title	Member

sss

Exhibit “A”

Diagram of Development

Exhibit “B”

Outline of Premises

Exhibit “C”

Rules and Regulations

GENERAL:

1.	OBSTRUCTIONS:

The streets, driveways, parking lots, sidewalks, entrances, passages and other common areas provided by Landlord shall not be obstructed by Tenant, its employees, agents, representatives, vendors and guests or used for any other purpose than ingress and egress.

2.	BATHROOMS:

The bathrooms, toilet rooms and other plumbing apparatus shall not be used for any other purposes other than those for which they are constructed.

3.	GENERAL PROHIBITIONS:
•	No cooking, grilling, smoking, gas or other type of flame in the common areas;
•	No animals or birds are permitted anywhere on the premises;
•	No use of the premises as sleeping rooms;
•	No loitering or congregating in the entrances or hallways;
•	No making improper loud noises or disturbances of any kind;
•	Doing anything to unreasonably disturb or disrupt other tenants in the complex;
•	Doing anything to change, damage or destroy the landscaping around the premises;
4.	SMOKING:

The complex's buildings are maintained as smoke free environments. This means no smoking in the building. Smoking is permitted outside of the buildings where several smoking boxes are provided in four designated areas for cigarette butts. Please use the smoking boxes for your butts, not the grounds or parking areas.

5.	DOORS:

Exterior doors are not to be held open. Holding or propping these doors open for 30 seconds or more will sound off an alarm and automatically notify police.

PARKING:

To insure that adequate parking spaces are available for our tenants, a specific number of parking passes are provided to each tenant for a specific parking zone. The passes are to be placed on the rear view mirror of each vehicle and can be transferred from one vehicle to another. The parking lots are patrolled daily. Vehicles that lack a parking pass or are parked in the wrong zone will be considered in violation of the parking regulations. Violations are handled as follows:

First Violation:	A yellow sticker will be placed under the windshield wiper;
Second Violation:	An adhesive yellow sticker will be placed on the windshield;
Third Violation:	The police will be called and the car will be towed, at the owner's expense.

These rules and regulations are subject to change from time to time at the discretion of the Landlord.

Exhibit “D”

Intentionally Omitted

Exhibit “E”

ESTOPPEL CERTIFICATE

{See Attached Form of Estoppel}

EXHIBIT “F”

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

{See Attached Form of SNDA}

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This First Amendment to Office Lease Agreement (“Amendment”) is made this 1st day of July, 2017, and is by and between RJ EQUITIES LP, a Pennsylvania limited partnership (“Landlord”), and COGNITION THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE I - AMENDMENT OF BASIC TERMS

The parties, intending to be legally bound, do hereby agree to the amendment, ratification and restatement of certain terms of the Lease (as defined below) as follows:

a)	Lease:	That certain Office Lease Agreement dated January 20, 2015, as amended by this Amendment.

b)	Premises:

Suites 261, 263, and certain shared lab space all of which is located on the second floor of the commercial building (the “Building”) situated at 2403 Sidney Street, Pittsburgh, PA 15203 (the “Development”), and all as more particularly described in the Lease.

c)	Term:	The term of the Lease is hereby extended from February l, 2018, until June 30, 2020 (the “Extended Term”). Any reference in the Lease to the Termination Date shall hereafter mean June 30, 2020.

d)	Base Rent:	Base Rent during the Extended Term shall be Seven Thousand One Hundred Three and 17/100ths Dollars ($7,103.17) per month.

e)	Options:

The parties hereby acknowledge and agree that Article 3(c) of the Lease is hereby deleted in its entirety—the intent being that Tenant shall have no further extension options to extend the term of the Lease.

f)	Defaults:

The parties acknowledge and agree that the following shall constitute a default under the Lease: “a default or breach by Tenant beyond the expiration of applicable notice and/or cure periods under any other lease with Landlord in connection with the Building”.

g)	Sublease:

Landlord has consented to the subleasing by Tenant, as sublessor, to Sharp Edge Labs, Inc. (the “Sublessee”) of a portion of the lab space comprising the Premises, upon the condition that neither anything contained in the sublease nor Landlord's consent thereto shall (i) release Tenant from any of its liabilities and obligations to Landlord under the Lease, (ii) constitute a novation, (iii) increase or modify Landlord's obligations under the Lease, or (iv) create any rights or remedies in Sublessee under the Lease itself. It is understood and agreed that Landlord shall have no obligation or liability under the terms of the sublease.

ARTICLE II - TENANT REPRESENTATION

By the execution of this Amendment, Tenant represents and warrants to Landlord as follows as of the date hereof:

a)

That the Lease is in full force and effect and that, to Tenant's knowledge, there are no Landlord defaults and that the Lease has not been assigned, modified, supplemented or amended (except as expressly set forth above).

b)	That there are no defenses or offsets against the Landlord's enforcement of the Lease that may be claimed by Tenant.

ARTICLE III - MISCELLANEOUS

a)

Landlord and Tenant each represents and warrants to the other that it has had no dealings, negotiations or consultations with respect to the Premises, this Amendment or the transactions contemplated under the Lease with any broker or finder, except that Landlord was represented by TARQUINCoRE LLC (the “Broker”). Landlord shall pay all commissions and fees, if any, due to Broker in connection with this Amendment.

b)

Except as expressly modified by this Amendment, all other terms and provisions of the Lease shall remain in full force and effect. Tenant accepts the Premises in its current “asis, where-is” condition. All capitalized terms used herein shall have the meaning ascribed to such term in the Lease unless otherwise defined herein. This Amendment supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease, as amended hereby, contains all of the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof.

c)

This Amendment may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies ofthis Amendment and signature pages by electronic transmission shall constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted electronically shall be deemed to be their original signature for all purposes.

d)

Landlord and Tenant each represents and warrants to the other that the individual signing this Amendment on behalf of such party is duly authorized to execute and deliver this Amendment on behalf of such entity in accordance with the duly adopted authorizing instruments of such entity which have been adopted or approved in accordance with all legal requirements and the internal bylaws, agreements, or other organizing documents of the entity, and that this Amendment is binding upon such entity in accordance with its terms.

e)

Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty made in this Amendment.

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Witness the due execution of this Amendment the date first set forth above.

ATTEST:	COGNITION THERAPEUTICS, INC.

Anita Marcocci	By:	/s/ Harold Safferstein
		Name:	Harold Safferstein
		Title:	SVP

WITNESS:
RJ EQUITIES LP

	By:	RD Equities, LLC, its General Partner

Anita Marcocci
	By:	/s/ Ronald J. Tarquinio
		Name:	Ronald J. Tarquinio
		Title:	Managing Member

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

This Second Amendment to Office Lease Agreement (“Amendment”) is made this 20 day of December, 2019, and is by and between RJ EQUITIES LP, a Pennsylvania limited partnership (“Landlord”), and COGNITION THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE I - AMENDMENT OF BASIC TERMS

The parties, intending to be legally bound, do hereby agree to the amendment, ratification and restatement of certain terms of the Lease (as defined below) as follows:

a)	Lease:	That certain Office Lease Agreement dated January 20, 2015, as amended by that certain First Amendment to Office Lease Agreement dated July l, 2017, and by this Amendment.

b)	Premises:

Suites 261, 263, and certain shared lab space all of which is located on the second floor of the commercial building (the “Building”) situated at 2403 Sidney Street, Pittsburgh, PA 15203, and all as more particularly described in the Lease.

c)	Term:

The term of the Lease is hereby further extended from July l, 2020, until June 30, 2023 (the “Second Extended Term”). Any reference in the Lease to the Termination Date shall hereafter mean June 30, 2023. Tenant acknowledges and agrees that it has no further options or rights to extend the term of the Lease.

d)	Base Rent:

Base Rent during the Seconded Extended Term shall be Eighty-Five Thousand Two Hundred Thirty-Eight and 04/100ths Dollars ($85,238.04) per annum, payable in equal monthly installments of Seven Thousand One Hundred Three and 17/100ths Dollars ($7,103.17).

e)	Base Year:	During the Second Extended Term, the Base Year for Real Estate Taxes and Operating Costs shall remain the year 2009.

ARTICLE II - TENANT REPRESENTATIONS

By the execution of this Amendment, Tenant represents and warrants to Landlord as follows as of the date hereof:

a)

That the Lease is in full force and effect and that, to Tenant's knowledge, there are no Landlord defaults and that the Lease has not been assigned, modified, supplemented or amended (except as expressly set forth above).

b)	That there are no defenses or offsets against the Landlord's enforcement of the Lease that may be claimed by Tenant.

ARTICLE III - MISCELLANEOUS

a)

Landlord and Tenant each represents and warrants to the other that it has had no dealings, negotiations or consultations with respect to the Premises, this Amendment or the transactions contemplated under the Lease with any broker or finder, except that Landlord was represented by TARQUINCoRE LLC (the “Broker”). Landlord shall pay all commissions and fees, if any, due to Broker in connection with this Amendment.

b)

Except as expressly modified by this Amendment, all other terms and provisions of the Lease shall remain in full force and effect. Tenant accepts the Premises in its current “as-is, where-is” condition. All capitalized terms used herein shall have the meaning ascribed to such term in the Lease unless otherwise defined herein. This Amendment supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease, as amended hereby, contains all of the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof.

c)

This Amendment may be executed in any number of counterparts, cach of which when taken together shall be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission shall constitute effective execution and delivery of this Amcndment for all purposes, and signatures of the parties hereto transmitted electronically shall be deemed to be their original signature for all purposes.

d)

Landlord and Tenant each represents and warrants to the other that the individual signing this Amendment on behalf of such party is duly authorized to execute and deliver this Amendment on behalf of such entity in accordance with the duly adopted authorizing instruments of such entity which have been adopted or approved in accordance with all legal requirements and the internal bylaws, agreements, or other organizing documents of the entity, and that this Amendment is binding upon such entity in accordance with its terms.

e)

Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty made in this Amendment.

Witness the due execution of this Amendment the date first set forth above.

ATTEST:	COGNITION THERAPEUTICS, INC.

	By:	/s/ James O’Brien
		Name:	James O’Brien
		Title:	CFO

:
WITNESS
RJ EQUITIES LP

	By:	RD Equities, LLC, its General Partner

Anita Marcocci
	By:	/s/ Ronald J. Tarquinio
		Name:	Ronald J. Tarquinio
		Title:	Managing Member

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

This Third Amendment to Office Lease Agreement (“Amendment”) is made this 31st day of August, 2022, and is by and between RJ EQUITIES LP, a Pennsylvania limited partnership (“Landlord”), and COGNITION THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE I - AMENDMENT OF BASIC TERMS

The parties, intending to be legally bound, do hereby agree to the amendment, ratification and restatement of certain terms of the Lease (as defined below) as follows:

a)	Lease:

That certain Office Lease Agreement dated January 20, 2015, as amended by: (i) that certain First Amendment to Office Lease Agreement dated July l, 2017, (ii) that certain Second Amendment to Office Lease Agreement dated December 20, 2019, and (iii) this Amendment.

b)	Premises:

Suites 261, 263, and certain shared lab space all of which is located on the second floor of the commercial building (the “Building”) situated at 2403 Sidney Street, Pittsburgh, PA 15203, and all as more particularly described in the Lease.

c)	Term:

The term of the Lease is hereby further extended from July l, 2023, until June 30, 2026 (the “Third Extended Term”). Any reference in the Lease to the Termination Date shall hereafter mean June 30, 2026. Tenant acknowledges and agrees that it has no further options or rights to extend the term of the Lease.

d)	Base Rent:

Base Rent during the Third Extended Term shall be Eighty-Five Thousand Two Hundred Thirty-Eight and 04/100ths Dollars ($85,238.04) per annum, payable in equal monthly installments of Seven Thousand One Hundred Three and 17/100ths Dollars ($7,103.17).

e)	Base Year:	During the Third Extended Term, the Base Year for Real Estate Taxes and Operating Costs shall remain the year 2009.

ARTICLE II - TENANT REPRESENTATIONS

By the execution of this Amendment, Tenant represents and warrants to Landlord as follows as of the date hereof:

a)

That the Lease is in full force and effect and that, to Tenant's knowledge, there are no Landlord defaults and that the Lease has not been assigned, modified, supplemented or amended (except as expressly set forth above).

b)	That there are no defenses or offsets against the Landlord's enforcement of the Lease that may be claimed by Tenant.

ARTICLE III - MISCELLANEOUS

a)

Landlord and Tenant each represents and warrants to the other that it has had no dealings, negotiations or consultations with respect to the Premises, this Amendment or the transactions contemplated under the Lease with any broker or finder, except that Landlord was represented by TARQUINCoRE LLC (the “Broker”). Landlord shall pay all commissions and fees, if any, due to Broker in connection with this Amendment.

b)

Except as expressly modified by this Amendment, all other terms and provisions of the Lease shall remain in full force and effect. Tenant accepts the Premises in its current “asis, where-is” condition. All capitalized terms used herein shall have the meaning ascribed to such term in the Lease unless otherwise defined herein. This Amendment supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease, as amended hereby, contains all of the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof.

c)

This Amendment may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission shall constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted electronically shall be deemed to be their original signature for all purposes.

d)

Landlord and Tenant each represents and warrants to the other that the individual signing this Amendment on behalf of such party is duly authorized to execute and deliver this Amendment on behalf of such entity in accordance with the duly adopted authorizing instruments of such entity which have been adopted or approved in accordance with all legal requirements and the internal bylaws, agreements, or other organizing documents of the entity, and that this Amendment is binding upon such entity in accordance with its terms.

e)

Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorneys fees and court costs, arising out of any misrepresentation or breach of warranty made in this Amendment.

Witness the due execution of this Amendment the date first set forth above.

ATTEST:	COGNITION THERAPEUTICS, INC.

	By:	/s/ Lisa Ricciardi
		Name:	LISA RICCIARDI
		Title:	President/CEO

WITNESS:
RJ EQUITIES LP

	By:	RD Equities, LLC, its General Partner

Jennifer Tarquinio
	By:	/s/ Ronald J. Tarquinio
		Name:	Ronald J. Tarquinio
		Title:	Managing Member